CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Zoolink Corporation on Form S-8 (No. 333-103916), of our Auditors’ Report, dated September 2, 2003, with respect to the financial statements of Zoolink Corporation included in the annual report on Form 10-KSB for the year ended June 30, 2003 filed with the Securities and Exchange Commission.

Vancouver, Canada	“Morgan & Company”

September 2, 2003	Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1